OFFICE BUILDING LEASE	EXHIBIT 10.6

CB RICHARD ELLIS, INC.
BROKERAGE AND MANAGEMENT
LICENSED REAL ESTATE BROKER

This Lease between KOBRA PROPERTIES, a a California general partnership, (“Landlord”), and UNIFY CORPORATION, a Delaware corporation, (“Tenant”), is dated November 1, 2007.

1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described at Section 2.1. The Premises are located within the Building and Project described in Section 2m. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2e).

2. DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

a. Base Rent (initial): $535,852.80 per year.

b. Base Year: The calendar year of 2008.

c. Broker(s):

Landlord’s:	CB Richard Ellis, Inc.
Tenant’s:	Apex Property Advisors, Inc.

In the event that CB Richard Ellis, Inc. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

d. Anticipated Commencement Date: Approximately April 1, 2008, or upon substantial completion of Tenant Improvements. Within ten (10) days after the substantial completion of the tenant improvements, Landlord and Tenant shall execute an amendment to this Lease (“Declaration of Lease Commencement”) setting forth the Commencement Date and the expiration date of the term of the Lease, which shall be in the form attached hereto as Exhibit II.

e. Common Areas. The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

f. Expense Stop: (fill in if applicable): $n/a.

g. Expiration Date: Sixty-eight (68) months following Commencement Date, unless otherwise sooner terminated in accordance with the provisions of this Lease.

h. Index (Section 5.2): United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, N/A Average, Subgroup “All Items” (1967 = 100).

i.	Landlord’s Mailing Address:	2251 Douglas Boulevard, Suite 120
Roseville, CA 95661
	Tenant’s Mailing Address:	1420 Rocky Ridge Drive, Suite TBD
Roseville, CA 95661

j. Monthly Installments of Base Rent (initial): $44,654.40 per month.

k. Parking: Tenant shall be permitted, ~~upon payment of the then prevailing monthly rate (as set by Landlord from time to time)~~ to park sixty-five (65) cars on a non-exclusive basis in the area(s) designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord’s parking operator. ~~Landlord reserves the right to separately charge Tenant’s guests and visitors for parking.~~

l. Premises: That portion of the Building containing approximately 18,606 square feet of Rentable Area, shown by diagonal lines on Exhibit “A,” located on the third (3rd) floor of the Building and known as Suite TBD. If the Landlord determines, based on the Project Architect’s measurements, that the Actual Premises (the “Actual Premises”) occupied by the Tenant is more or less than the Premises set forth in this Lease, then the total rent shall be adjusted upward or downward to reflect the difference between the Actual Premises and the Premises set forth in this Lease. The Landlord and Tenant shall execute a Lease modification that will set forth the Actual Premises and recalculated rental amounts.

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m. Project: The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 1420 Rocky Ridge Drive, Roseville, CA 95661 and further described at Exhibit “B”. The Project is known as Kobra Corporate Center.

n. Rentable Area: As to both Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

o. Security Deposit (Section 7): $ Waived.

p. State: The State of California.

q. Tenant’s First Adjustment Date: Refer to Section 38.

r. Tenant’s Proportionate Share: 19.58%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one (1) building(s) containing a total Rentable Area of 95,000 square feet.

s. Tenant’s Use Clause (Article 8): General office use and any other lawful purpose in keeping with the class and character of the building.

t. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit “A” - Floor Plan showing the Premises.

     Exhibit “A-1” - Building Standard Finishes.

b. Exhibit “B” - Site Plan of the Project.

c. Exhibit “C” - Building Standard Work Letter.

d. Exhibit “D” - Rules and Regulations.

~~e. Exhibit “E” – Guarantee.~~

~~f. Exhibit “F” – Estoppel.~~

g. Exhibit “G” - Sign Criteria.

h. Exhibit “H” = Declaration of Lease Commencement.

i. Addenda.

4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. “Delivery of possession” shall be deemed to occur on the date Landlord completes Landlord’s Work as defined in Exhibit “C”, with the exception of final punchlist items. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

5. RENT.

5.1. Payment of Base Rent: Tenant agrees to pay the Base Rent for the Premises. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease, which shall be applied to the rent for the first month in which rent is due.

5.2 ~~Adjusted Base Rent:~~

~~a. The Base Rent (and the corresponding Monthly Installments of Base Rent) set forth at Section 2a shall be adjusted annually (the “Adjustment Date”), commencing on Tenant’s First Adjustment Date. Adjustments, if any, shall be based upon increases (if any) in the index. The index in publication three (3) months before the Commencement Date shall be the “Base Index.” The index in publication three (3) months before each Adjustment Date shall be the “Comparison Index.” As of each Adjustment Date, the Base Rent payable during the ensuing twelve-month period shall be determined by increasing the initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for the preceding Adjustment Date (or the Base Index, in the case of First Adjustment Date), the Base Rent for the ensuing twelve-month period shall remain the amount of Base Rent payable during the preceding twelve-month period. When the Base Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the “Base Rent” for all purposes under this Lease.~~

~~b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the “Index” hereunder.~~

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5.3 Project Operating Costs:

a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant’s Proportionate share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant’s Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3b.

(1) The term “Project Operating Costs” shall include all those items described in the following subparagraphs (a) and (b).

(a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety-five percent (95%) of the Rentable Area occupied, then the “taxes” component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety-five percent (95%) occupied.

(b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits and including a proration for part-time employees) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager’s office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (11) any other costs or expenses incurred by Landlord and directly related to building under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the “operating costs” component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.

(2) Tenant’s Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

(a) Beginning with the calendar year following the Base Year and for each calendar year thereafter (“Comparison Year”), Tenant shall pay Landlord an amount equal to Tenant’s Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the “Excess Expenses.”

(b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord’s request, pay as additional rent during each Comparison Year, an amount equal to Tenant’s Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant’s Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

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(c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant’s Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant’s Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant’s Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of additional rent in an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

(d) Tenant’s Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

(e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord’s certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original statement overstated Project Operating Costs by more than five percent (5%), in which case Landlord will reimburse Tenant for accounting fees incurred.

(f) If this Lease sets forth an Expense Stop at Section 2f, then during the Term Tenant shall be liable for Tenant’s Proportionate Share of any actual Project Operating Costs which exceed the amount of the Expense Stop. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of Section 5.3b(2)(b) and (c) above.

5.4 Definition of Rent: All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the “Rent”). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.5 Rent Control: If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes Payable by Tenant: In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) calendar days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7. SECURITY DEPOSIT.

~~Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2.0 upon execution of this Lease, as security for Tenant’s faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do shall be void, without force or effect and shall not be binding upon Landlord.~~

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~~If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.~~

8. TENANT’S USE OF THE PREMISES.

Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant’s own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES.

Building hours are 7:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, electricity for normal desktop office equipment and normal copying equipment, and heating, ventilation and air conditioning HVAC”) as required in Landlord’s judgment for the comfortable use and occupancy of the Premises. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord’s charges therefor on demand. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the Premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense.

Nothing contained in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplied, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area.

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10. CONDITION OF THE PREMISES.

Tenant’s taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

a. Landlord’s Obligations: Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “C” Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

b. Tenant’s Obligations:

(1) Tenant shall perform Tenant’s Work to the Premises as described in Exhibit “C”

(2) Tenant at Tenant’s sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain their suite only in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures. Building Standard furnishings and special items and equipment installed by or at the expense of Tenant

(3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant’s Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant’s Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees

(4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work

c. Compliance with Law: Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant: Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

e. Load and Equipment Limits: Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment pursuant to Section 13b shall be repaired by Tenant at Tenant’s expense.

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12. ALTERATIONS AND ADDITIONS.

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned on Tenant’s removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord’s option, require that any such work be performed by Landlord’s contractor, in which case the cost of such work shall be paid for before commencement of the work.

b. Tenant shall pay the costs of any work done on the Premises pursuant to Section 12a, and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant’s leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to at least one and one-half (1½) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic’s and materialmen’s liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term, provided, however, Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13b.

b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “D” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project, but will make reasonable efforts to enforce building rules.

15. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant’s use or possession of the Premises.

a. To name the Building and Project and to change the name or street address of the Building or Project;

b. To install and maintain all signs on the exterior and interior of the Building and Project;

c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes;

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d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant’s notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained, and

(5) Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

d. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred and No/100ths Dollars ($500.00) plus any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.

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17. HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the “Monthly Installments of Base Rent” payable by Tenant shall be increased to one hundred fifty five (150%) of monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

18. SURRENDER OF PREMISES.

a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord’s request, remove Tenant’s Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19. DESTRUCTION OR DAMAGE.

a. If the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

b. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. Landlord will be given ninety (90) days to determine whether Landlord will elect to repair or terminate. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e. This lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

20. EMINENT DOMAIN.

a. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from the Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s personal property.

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c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property.

21. INDEMNIFICATION.

a. Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of (1) Tenant’s use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

b. Landlord shall not be liable for injury or damage which may sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22. TENANT’S INSURANCE.

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at anytime and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord’s lender. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant if agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums together with a twenty-five (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount no less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability.

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d. Not less than every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant’s insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living in the same manner as is set forth in Section 5.2 hereof for the adjustment of the Base Rent.

23. WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all right of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease

25. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications, (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance, (c) the amount of any security deposited with Landlord, and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord, (2) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent, and (3) not more than one month’s Rent has been paid in advance.

26. TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer. Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1 Tenant’s Default: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by tenant.

a. If Tenant abandons or vacates the Premises, or

b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after such payment is due and payable, or

c. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days alter written notice thereof from Landlord to Tenant, or

d. If a writ of attachment or execution is levied on this Lease or on any of Tenant’s Property, or

e. If tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors, or

f. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, of if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days, or

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g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s Property; or

h. ~~If tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs d through g above.~~

27.2 Remedies: In the event of Tenant’s default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

c. Reenter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs b or c above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any costs of such reletting, third, to the payment of the cost of any alterations or repairs to the Premises, fourth to the payment of Rent due and unpaid hereunder, and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

Should Landlord elect to terminate this Lease under the provisions of subparagraph a or c above, Landlord may recover as damages from Tenant the following:

1. Past Rent The worth at the time of the award of any unpaid Rent which had been earned at the time of termination, plus

2. Rent Prior to Award The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus

3. Rent After Award The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided, plus

4. Proximately Caused Damages: Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker’s commissions

“The worth at the time of the award” as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth at the time of the award” as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

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27.3 Landlord’s Default: If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach, provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense.

28. BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2.c. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

Landlord and Tenant hereby agree that Tenant shall pay to CB Richard Ellis, Inc. (Broker) the required deposits as per the terms of the lease. Landlord has agreed to pay Broker from these funds the leasing commissions due Broker from Landlord. Upon payment of such sum to Broker, Tenant shall receive credit under the lease for the amount paid against the first month’s rent and any security deposit which may be due. The Landlord agrees to apply the deposits to the first month’s rent and Landlord agrees to return Tenant’s security deposit, as per the terms and conditions in the lease, upon Tenant’s lease expiration. The Landlord shall be responsible for paying the balance of the commission due to Broker in accordance with the agreement between Landlord and Broker.

29. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address, provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

~~31. RELOCATION OF PREMISES.~~

~~Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:~~

~~a. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.~~

~~b. Landlord shall give Tenant at least thirty (30) days written notice of Landlord’s intention to relocate the Premises.~~

~~c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the “Premises” under this Lease.~~

~~d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.~~

~~e. If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.~~

~~f. The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.~~

32. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

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33. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

34. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Article 34 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

35. CURING TENANT’S DEFAULTS.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36. SIGN CONTROL.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

37. MISCELLANEOUS.

a. Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addenda: If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys’ Fees: If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

d. Captions, Articles and Section Numbers: The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

e. Changes Requested by Lender: Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such charge or amendment is requested.

f. Choice of Law: This Lease shall be construed and enforced in accordance with the laws of the State of California.

g. Consent: Notwithstanding anything contained in this Lease to the contrary, Landlord will have fifteen (15) days to consent or refuse, during which time Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc. After the fifteen (15) day period, Tenant no longer waives rights to any claims against Landlord per above.

h. Corporate Authority: It Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

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i. Counterparts: This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

j. Execution of Lease; No Option: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

k. Furnishing of Financial Statements; Tenant’s Representations: In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

l. Further Assurances: The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

m. Mortgagee Protection: Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

n. Prior Agreements; Amendments: This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

o. Recording: Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

p. Severability: A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

q. Successors and Assigns: This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

r. Time of the Essence: Time is of the essence of this Lease.

s. Waiver: No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

t. Compliance: The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

38. BASE RENTAL SCHEDULE.

Months	Rent
00-08:	Free
09-20:	$2.40 per rentable square foot per month
21-32:	$2.45 per rentable square foot per month
33-44:	$2.50 per rentable square foot per month
45-56:	$2.55 per rentable square foot per month
57-68:	$2.60 per rentable square foot per month

39. TENANT IMPROVEMENTS.

This Lease is subject to a space plan mutually approved by Landlord and Tenant. Landlord, at Landlord’s sole cost and expense, shall provide a “turnkey” Tenant Improvement per Building Standards shown on Exhibit “A-1” not to exceed FIFTY AND NO/100 DOLLARS ($50.00) per usable square foot. In the event the actual cost incurred for the installation of the Tenant Improvements exceed the Allowance, then such excess cost shall be paid by the Tenant in cash prior to the commencement of occupancy provided cost overruns are due to changes made by Tenant. Initial cost estimate for current space plan is $50.00 per square foot per attached Exhibit “A”. Tenant will not pay any excess costs unless there are upgrades beyond Building Standard Finishes per attached Exhibit “A-1” or those shown on Exhibit “A”.

40. AFTER HOURS HVAC.

After-hours HVAC will be billed at THIRTY-FIVE AND NO/100 DOLLARS ($35.00) per hour. Tenant shall pay Landlord’s charges therefor on demand.

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41. OPTION TO EXTEND TERM.

Landlord hereby grants to Tenant on (1) option (the “Option”) to extend the Lease Term for an additional term of five (5) years, on the same terms and conditions as set forth in the Lease, but at a rental rate to be negotiated at the then-prevailing Fair Market rent for similar buildings in the Eureka Road/Douglas Boulevard corridors of Roseville, California. The Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of exercise of the Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term.

42. MOVING ALLOWANCE.

Landlord, upon receipt of invoices provided by Tenant, shall reimburse tenant a maximum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00). Allowance to include cabling, cube set-up, moving costs and any other related costs.

43. SIGNAGE: Landlord shall grant Tenant the right to place its sign, which shall not to exceed 35 square feet, on the building in a location to be mutually approved by Landlord and Tenant. Signage shall conform to both Landlord’s and the City of Roseville’s signage criteria and specifications (see Exhibit “G”). Tenant shall pay the cost of installation, maintenance and removal of said signage. Landlord to provide suite and listing directory signage at Landlord’s expense.

44. DISCLOSURE BY BROKER.

The parties expressly acknowledge that Broker has made no independent determination or investigation regarding the following: present or future use or zoning of property; environmental matters affecting the property; the condition of the property, including, but not limited to, structural, mechanical and soils conditions, as well as issues surrounding hazardous wastes or substances as set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statues; measurements of land and/or buildings. Landlord and/or Tenant agree to make their own investigation and determination regarding such items.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

The parties hereto have executed this Lease as of the dates set forth below:

CONSULT YOUR ADVISORS—This document has been prepared for approval by your attorney. No representation or recommendation is made by CB Richard Ellis as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that your consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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EXHIBIT "A-I"

T.I. PROJECT - MATERIALS

Division 7 – Thermal & Moisture Protection

07200	Thermal Insulation is provided in all exterior walls as per code requirements and provided as part of the building shell

07210	Tenant demising walls shall be insulated w/ Sound batt insulation.
Interior Partition walls shall have sound batt insulation at all offices and
Conference/Meeting rooms, and all interior walls at toilet rooms

Division 8 – Door & Windows

08100	Hollow Metal Frames: 3'-0"x 8'-0" aluminum knock down frames
Manufacturer: Alumitone with T23A trim
Pre-finished aluminum with clear anodized finish
Rated/labeled (where required by code).
08200	Interior doors: 3' wide x 8' ht. typical
Material: Solid core, rotary birch veneer
Grade: WIC Custom/Premium
Finish: to match Bldg Shell (Dark Cherry / Mahogany)
Rated/labeled (where required by code).
08400	Suite Entry Door: 3' wide x 8' ht. w/ one sidelight
Material: Solid core, rotary birch veneer
Grade: WIC Custom/Premium
Finish: to match Bldg Shell (Dark Cherry / Mahogany)
Rated/labeled (where required by code).
08500	Windows and Sidelights: Single glazed, pre-finished aluminum "2x4" aluminum storefront as mfg'd by Kawneer or equal with clear anodized finish
08710	Suite Doors/Interior Door Hardware:
Manufacturer: Best, Series 354 or equal
Finish: Brushed chrome plated (325 FS26)
1.) Locksets at suite entrance doors.
2.) Latchsets at interior suite doors.
Doorstop: Floor stops where required
8800	Glazing – 22"wide x 72"tall tempered side-lights, beside doors at interior office rooms

Division 9 – Finishes

09110	Interior Stud Walls to be 3-5/8", 25 gauge metal studs spaced @ 24" oc., typical, and extend
6" above finish ceiling, typical.
09200	Interior Partition walls: (1) layer of 5/8" gypsum board each side. Taping to be three (3) coats with smooth finish.
09300	Ceramic Tile Flooring: (Not in allowance)
09500	Acoustical Ceiling:
Ceiling Tile type: 'Cortega' Second Look II Medium Texture.
Grid: 2'x4', 15/16" grid, exposed white.
09630	Sheet Vinyl Flooring:
1.) To be chosen from Landlord's building standard selection.
2.) Manufacturer: Mannington Commercial 'Magna Multiflec'
09650	Resilient Flooring:
1.) VCT: 12"x 12" x 1/8" thick. To be chosen from Landlord's building standard selection.
2.) Manufacturer: Mannington Commercial 'Essentials'
09682	Carpet Base:
1.) 4" rubber base
2.) Manufacturer: Roppe'
3.) Color selections from Landlord's standard color chart.
09686	Carpet:
1.) Installation: Direct glue installation in all areas.
2.) Allowances: 26 oz. Carpet to be chosen from Landlord's building standard selection
3.) Manufacturer: (various) ($ psf allowance)
09900	Painting
1.) Low sheen, interior latex wall finish (Egg Shell).
2.) Primer and 1 finish coat.
3.) One paint color provided, accent colors are additional cost to Tenant
09960	Wall Coverings / Wall paper - by Tenant (not in contract).

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Division 10 – Specialties – by Landlord

10540	Public Space Building Signage

Division 10 – Specialties – by Tenant (not in contract)

10100	Visual Display Boards
10200	Louvers and Vents
10240	Grilles and Screens
10270	Access Flooring
10500	Lockers
10520	Fire Protection Specialties & Tenant Security
10550	Postal Specialties
10650	Operable Partitions

Division 11 – Equipment – by Tenant (not in contract)

11400	Appliances (Tenant provided/Contractor installed at additional cost)
11450	Manufactured Casework

Division 12 – Furnishings

12300	Cabinetry: 8 linear feet of cabinets for up to 2,500 SF of Tenant Area. 12 linear feet of cabinets for Tenant spaces up to 5,000 SF, and 15 linear feet of cabinets for up to 8,000 SF of Tenant Area (larger spaces will have a proportionate increase in linear feet of cabinets)
1.) Upper cabinets include shelving and doors with a plastic laminate exterior finish and white melamine interior finish. Plastic-laminate Color to be chosen by Tenant from Landlord's building standard selection.
2.) Lower cabinets include drawers, shelving and doors with a plastic-laminate exterior finish and white melamine interior finish. Color to be chosen by Tenant from Landlord's building standard selection.
3.) Manufacturer: Wilsonart or Formica brand, standard laminate selections. Specialty laminates and additional laminate selections are upgrade costs.
12492	Window Coverings:
1.) Exterior: Solid-vane horizontal mini-blinds; manufacturer to be selected by Landlord. Color: Standard building color throughout.
2.) Interior: same as above, Provided by Tenant, per Landlord's approval. Color: Standard building color throughout

Division 13 – Special Construction

13955	2A-10B: C Fire Extinguishers in cabinet
Surface mounted in tenant suites.

Division 15 – Mechanical

15000	Plumbing
1.) Single compartment Stainless Steel Sink in breakroom
2.) Cold water supply to sink
3.) In-line water heater for hot water in breakroom, when applicable.
4.) Note: Additional requirements for items: (ie: dishwashers, icemakers and water dispensers), are not included as TI standard, and are additional cost to the tenant.

15500	HVAC
1.) The HVAC shall be zoned to provide typical services for an office building (i.e., one zone per 800 SF)
2.) Manufacturer: Metal-Air VAV boxes, Carrier controls, actuators and DDC controls: all must match building system. Thermostat: Carrier T-56 space temperature sensors with override
3.) HVAC will be provided throughout the leased space in accordance with industry standard engineering practices.
4.) Auto thermostat with manual override on an energy management system per Title 24 specifications will be provided.
5.) Return air distribution will be via plenum
6.) Diffusers will be Metal-Air, Supply air model #9000, Return air model #7500
7.) Individual mechanical unit(s) requested by tenant (ie: for server room) are not in contract and will be provided/installed at additional cost to the tenant

15550	Fire Protection: Semi-recessed sprinklers with chrome head and chrome escutcheons.

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Division 16 – Electrical

16180	Fire Alarm:
1. Fire alarm/strobe device to be ceiling mounted
2. Color white
3. Manufacturer Simplex, Model #'s 4903-9428 & (29) & (30)
16130	Light Switches:
1. Manufacturer: Century Standard Switch – paired in double gang box to meet CAC Title 24
2. Plastic switch and cover plate
3. Dual auto switch with manual override on an energy management system per Title 24 specifications
16490	Electrical Wall Outlet:
1. Manufacturer Hubble 120 V, duplex
2. White plastic device and cover plate.
3. Cubicles: One J-box for each 300 SF of modular furniture area. All modular cubicles and furniture will be supplied by Tenant. Tenant shall be responsible for cost associated with connection of pigtails to furniture.
4. Electrical Duplexes: Two (2) per office or one (1) per 75 SF, two (2) in reception/lobby area, one (1) convenience outlet for each 2500 SF
5. One (1) 20-amp dedicated outlet for copier
6. One (1) dedicated four-plex for computer server location
7. Two (2) duplex outlets for fax - locations to be determined by tenant
16500	Light Fixtures:
1. Manufacturer: Lithonia 2'x4', 3 lamp, T-8 warm white fluorescent with electric ballast, model # 2PM3NGB33218LD120GEB.
2. Lens: 18 cell parabolic, low iridescent anodized diffuse silver finish
16530	Exit Light – as required per building code.
Manufacturer: determined by Electrical Consultant or Architect
16720	Telephone/Data Wall Outlet:
1. Cabling and conduits (including main point of entry to suite) furnished and Installed by Tenant's vender.
2. Plaster ring with pull string in wall to ceiling space above.
3. Device and cover plate by Tenant's vender; color to match electrical wall outlets.
4. Plenum rated cabling required.
5. All communication lines to be labeled with Tenant name and suite number; Lines must be bundled and suspended from T-bar wires.

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EXHIBIT “B”

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EXHIBIT C

WORK AGREEMENT

This Work Agreement (“Work Agreement”) is executed pursuant to that certain Office Building Lease dated November 1, 2007 by and between KOBRA PROPERTIES, a California general partnership, as Landlord, and UNIFY CORPORATION, a Delaware corporation, as Tenant (“Lease”), and this Work Agreement is hereby incorporated into the Lease and made a part thereof. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

1. Landlord’s Work. Pursuant to the terms of the Lease and this Work Agreement, Landlord shall construct Landlord’s Work consisting of the “Base Building” and “Tenant Improvements” as defined below:

      1.1 Base Building. “Base Building” means the following improvements which have been constructed by Landlord:

the complete Building shell, including without limitation the foundations, exposed ceilings and exposed concrete floors, structural frame, roof system and roofing, and the exterior cladding of the Building including windows and doors; all men’s and women’s common restroom facilities in the Building; all common hallways, corridors, lobbies, stairwells, fire exits and other common areas in the Building; HVAC, electrical, telephone, fire protection, life safety and other mechanical systems for the Building, with the HVAC appropriately located on the Building roof, the fire sprinkler lines and head spouts installed on the ceilings of the Premises, and all such other systems stubbed at the Premises: on-site grading, paving, curbs, gutters, parking lot, and walkways on the Project, and landscape plantings and irrigation systems on the Project.

      1.2 Tenant Improvements. “Tenant Improvements” means all portions of the Premises to be constructed by Landlord in substantial accordance with the Final Plans to be approved by Tenant pursuant to Section 4.2 below, including but not limited to electrical, HVAC, telephone and plumbing distribution, lighting, interior corridors, interior partitions, finished walls, floor coverings, acoustical ceilings, interior painting, information signs, interior doors, frames and hardware, standard Building signage in the Building lobby and directory, but excluding Tenant’s Personal Property

2. Performance of and Payment for Work. Landlord’s Work shall be performed and paid for as follows:

      2.1 Performance of Landlord’s Work. Landlord shall have the responsibility of causing all of Landlord’s Work to be constructed and installed in a good and workmanlike manner in substantial accordance with the Final Base Building Plans and Final TI Plans, as set forth in Section 4. Landlord shall be responsible for obtaining all required governmental permits and approvals required to commence and complete Landlord’s Work, and shall cause the Contractors (as defined below) to commence construction of Landlord’s Work as soon as reasonably possible after issuance of all required permits for construction, and shall diligently continue construction to completion, subject only to Unavoidable Delays (as hereafter defined). “Unavoidable Delay” shall mean any delay by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes inability to obtain labor or materials after diligent and timely efforts, enemy action, civil commotion, protests, riots, demonstrations, delays caused by Tenant or its agents contractors or employees or by any other reason without fault and beyond the reasonable control of Landlord.

      2.2 Payment for Base Building Costs. Landlord shall be solely responsible for all costs relating to the construction and completion of the improvements comprising the Base Building, and no costs associated with the construction of the Base Building shall be deducted or paid from the Allowance (as hereafter defined).

      2.3 Tenant Improvement Allowance. Landlord shall provide a “turnkey” Tenant Improvement based on Building Standard finishes per attached Exhibit “A-1”, subject to a $50.00 per usable square foot Allowance (the “Allowance”) and Tenant will not pay any excess costs unless there are upgrades beyond Building Standard Finishes per attached Exhibit “A-1” or those shown on Exhibit “A”. In the event that Landlord’s Total Costs (as defined at section 4.5 below) to construct and install the Tenant Improvements exceeds the amount of the Allowance, Tenant shall pay the amount of such excess in accordance with the provisions of Section 4.6 below.

      2.4. Tenant’s Work. Any alteration or improvements not specifically defined in this Work Agreement as being part of Landlord’s Work shall be the sole responsibility of Tenant (“Tenant’s Work”) and the acquisition, construction and installation of same shall be Tenant’s sole obligation and at its sole cost and expense. Without limiting the generality of the foregoing, Tenant’s Work shall include all of Tenant’s Personal Property and all other alterations, fixtures or improvements of any kind or nature whatsoever that are required or desired by Tenant in any connection with its occupancy of the Premises and that are not expressly included in Landlord’s Work as described above.

3. General Conditions. The construction of Landlord’s Work shall be subject to the following terms and conditions:

      3.1 Landlord’s Work shall be performed in compliance with all applicable federal, state and local laws, codes, regulations and building requirements (collectively, “Laws”) bearing on construction of the Base Building and the Tenant Improvements;

      3.2 Without limiting the generality of the foregoing, the construction of the Base Building and the Tenant Improvements shall fully comply with all applicable accessibility Laws, including, without limitation, the Americans With Disabilities Act and Title 24 of the California Code of Regulations as in effect at the time of construction;

      3.3 Landlord shall cause the Tenant Improvements to be constructed by Stonegate Construction. Upon Tenant’s approval of the Final Plans of the Tenant Improvements, pursuant to Section 4.2 below and the Construction Budget, permitting shall be sought;

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     3.4 Landlord and/or the Contractors shall be responsible for obtaining and maintaining at all times appropriate insurance for all work to be performed by Landlord and/or the Contractors under this Work Agreement.

4. Plans for Landlord’s Work.

     4.1 Final Base Building Plans. Within ten days of the execution of the Lease, Landlord shall deliver to Tenant, for Tenant’s review, a complete set of the final renderings, elevations and schematic drawings for the construction of the Base Building (“Final Base Building Plans”), which drawings shall incorporate all of the improvements set forth in Section 1.1 above. Landlord shall not make any changes to the Final Base Building Plans that impact the Premises without written notification to Tenant of such changes and shall have constructed the Base Building in substantial accordance with the Final Base Building Plans, Lease and amendments thereto.

     4.2 Plans for Tenant Improvements.

          (a) Space Plans. Within ten days after receipt of the Final Base Building Plans from Landlord, Tenant shall engage a space planning with Stonegate Design Group to design space plans (“Space Plans”) for the Tenant Improvements. The costs of preparing the Space Plans, and other soft costs, shall be initially paid by Landlord but charged against the Allowance.

          (b) Preliminary Plans. Upon mutual approval of the Space Plans by Landlord and Tenant, Landlord shall cause its architect. Stonegate Design Group (“Architect”), to prepare, at appropriate scale and with a general description of the Tenant Improvements, a set of preliminary architectural plans, drawings and specifications, and engineering, mechanical, structural and electrical working drawings (“Preliminary Plans”) for the Tenant Improvements. The Preliminary Plans shall be delivered to Tenant for Tenant’s approval, which shall not be unreasonably withheld. Within ten days after Landlord delivers the Preliminary Plans to Tenant, Tenant shall notify Landlord in writing with particularity of any changes reasonably required to bring the Preliminary Plans into substantial conformity with Tenant’s business and operational needs at the Premises.

          (c) Final Plans. Within fifteen days after Tenant’s approval of the Preliminary Plans for the Tenant Improvements. Landlord shall cause to be prepared and delivered to Tenant for Tenant’s review final plans for the Tenant Improvements (“Final TI Plans”), which shall be in substantial conformity with the Preliminary Plans. The Final TI Plans shall be subject to Tenant’s approval, which shall not be unreasonably withheld. Within ten days after Landlord delivers the Final TI Plans to Tenant, Tenant shall notify Landlord in writing with particularity of any changes reasonably required to bring the Final TI Plans into substantial conformity with the approved Preliminary Plans, provided that Tenant shall not object to any logical development or refinement of the Preliminary Plans or any change necessitated by applicable laws, statutes, ordinances or regulations. Upon approval of the Final TI Plans for the Tenant Improvements by Tenant, a schedule of the approved Final TI Plans shall be attached to this Lease as Exhibit D-1.

     4.3 Construction of Tenant Improvements. Landlord shall apply for permitting within twenty (20) days of Tenant’s approval of the Final TI Plans and Construction Budget, and shall thereafter upon receipt of applicable permitting promptly commence and diligently monitor and pursue the progress of such construction. Tenant and its respective contractors, architects or other agents shall have the right to periodically inspect the construction of the Tenant Improvements with 24 hour prior notice to Landlord to ensure that such work is being completed in accordance with the approved Final Plans.

     4.4 Punch List Items; As-Built Plans. Landlord shall deliver possession of the Premises upon completion of the Tenant Improvements. Prior to delivery of possession Tenant shall deliver, and Landlord shall complete, any Punch List Items. After delivery of possession, Landlord shall deliver to Tenant a copy of the final “as-built” plans (of reproducible quality) for the Tenant Improvements (“As-Build Plans”).

     4.5 Landlord’s Total Costs. ~~Landlord shall employ an “open book” method of accounting for the Total Costs associated with the construction of the Tenant Improvements and shall provide Tenant with an informational monthly statement of such costs. At all reasonable times during normal business hours during construction of the Landlord’s Work, Tenant shall have access to inspect Landlord’s books of account, financial records of the Landlord’s Work, and source documents pertaining thereto.~~ As soon as practicable after substantial completion of the Tenant Improvements, Landlord shall prepare and submit to Tenant a final summary of Total Costs incurred by Landlord for the Tenant Improvements. Landlord may utilize the services of a construction auditor, if necessary. As used herein, “Total Costs” means all hard and soft costs incurred by Landlord in the course of constructing the Tenant Improvements including, without limitation, all fees and costs of labor, materials, contractors, subcontractors, architects, engineers, project managers, construction supervision, inspectors, consultants, bond premiums, permits, taxes and other project costs of any kind or nature whatsoever, but excluding Landlord’s general office overhead and financing costs.

     4.6 Excess TI Costs Reimbursement. “Excess TI Costs” means the excess, if any, of Total Costs over the turnkey Allowance, per Section 2.3 and 2.4 above. Tenant shall pay Landlord for Excess TI Costs in cash prior to commencement of construction.

     4.7 Early Entry. Tenant shall have the right to enter the Premises during the 20 day period prior to the anticipated completion of the construction of the Tenant Improvements in order to install its telecommunications and computer cabling, telephone lines and equipment and fixtures, provided that during such early entry Tenant shall not interfere with or impede Landlord’s construction of the Tenant Improvements.

5. No Warranty. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Tenant further agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the physical condition of the Building, the land upon which it is erected, the parking facilities, or the Premises, or any other matter or thing, affecting or related to the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty whatsoever or at all concerning (i) the safety of the Premises, the Building, the parking facilities or of any part thereof, whether for the use of Tenant or any other person, including Tenant’s employees, agents, invitees, or customers; or (ii) the existence or adequacy of any security system(s) which may be installed or used by Landlord. All understandings and agreements heretofore made between the parties hereto are contained in and superseded by this Lease.

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EXHIBIT “D”
RULES AND REGULATIONS

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may in Landlord’s judgment appear unsightly from outside the Premises or from outside the Building.

2. The Building directory located in the Building lobby as provided by Landlord shall be available to Tenant solely to display names and locations in the building. The display and the quantity of names to be listed shall be as directed by landlord.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant for any purposes other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof of the Building.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6. No cooking (except for microwave) shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for lodging.

7. Tenant shall not bring upon, use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

8. Tenant and Tenant’s employees shall not be allowed to use space heaters in the Premises.

9. Moving in/out of furniture, equipment or supplies must be accomplished after 5:00 P.M. on weekdays, and 9:00 a.m. to 5:00 p.m. on Saturday. The tenant must make arrangements with the building’s Property Manager for use of the elevator for each move. A firm arrival time will be established.

10. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. Upon the termination of the tenancy, Tenant shall deliver to the Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished by Tenant. In the event of the loss of any keys so furnished, Tenant shall pay the Landlord therefor. Tenant shall not make or cause to be made any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

12. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

13. No furniture, packages, supplies, equipment or merchandise will be received in the Building, or carried up or down in the freight elevator, if any, except between such hours and in such freight elevator, if any, as shall be designated by the Landlord.

14. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

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15. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any picture of the Building in connection with or in promoting or advertising the business of Tenant except Tenant may use the address of the Building as the address of its business.

16. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises and the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls. Tenant shall keep corridor doors closed.

17. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured.

18. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same. Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

19. Tenant shall not advertise the business. profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

20. Tenant shall allow no animals or pets to be brought or to remain in the Building or any part thereof.

21. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building.

     a. Landlord may at any time, or from time to time, or for regular schedule time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

     b. Landlord may at any time, or from time to time, or for regular scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, employ other security measures, such as, but not limited to, the search of all persons, parcels, packages, etc., entering and leaving the Building, searching of the Building, and the denial of access of any person to the Building.

     c. Tenant hereby assents to the exercise of the above discretion by Landlord and its agents, whether done acting under reasonable belief of cause or for drills, regardless of whether or not such action shall in fact be warranted and regardless of whether any such action is applied uniformly or is aimed at specific persons whose conduct is deemed suspicious.

     d. The exercise of such security measures and the resulting interruption of service and cessation or loss of Tenant’s business, if any, shall never be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages or relieve Tenant from Tenant’s obligations under this Lease.

     e. Tenant agrees that it and its employees will cooperate fully with Building employees in the implementation of any and all security procedures.

     f. Such security measures shall be the sole responsibility of Landlord and Tenant shall have no liability for action taken by Landlord in connection therewith.

22. Tenant shall not make or permit any loud or improper noises in the Leased Premises or the Building or otherwise interfere in any way with other Tenants in the Building.

23. Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building.

24. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord (a) will not do damage to the floors, structure and/or elevators (b) or whose operations will not be detrimental to the Building or use thereof by other tenants, may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

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~~25. Tenant agrees to reimburse Landlord for the cost of cleaning the Building standard window covering at least once during every two year period of the Term.~~

26. The requirements of Tenant will be attended to only upon application at the office of Landlord or its designated agent. Employees of Landlord and service contractors shall not perform any work for tenants outside of their regular duties, unless under special instructions from the office of the Building.

27. Tenant shall have a license during the term of the Lease to use, for its employees, invitees and licensees, parking spaces and facilities provided for the Building by Landlord subject to the parking regulations set forth below and such other limitations and restrictions as Landlord, in its sole discretion, may determine from time to time, including without limitation, controls on the manner in which vehicles are parked, allocation of individual spaces in designated areas for specific license plate numbers or named persons or companies, allocation of visitor only parking, allocation of compact car spaces and the use of parking decals. Tenant and its employees, invitees and licensees shall observe the following parking regulations:

     g. Restriction or Removal. Landlord may restrict access to the parking areas of the Building or have removed from the parking areas, at the vehicle owner’s expense, any vehicle which, in the sole opinion of Landlord: (i) presents a hazard to the health and welfare of the Tenants of the Building or the general public; (ii) is not in operable condition; (iii) contains explosive cargo (other than gasoline or fuel in the original equipment vehicle tanks); (iv) is leaking fluids of any kind, including water; (v) is without proper licenses attached; (vi) contains illegal goods or contraband; (vii) or is otherwise not acceptable in the parking lot of a high quality suburban office building. Vehicles shall be parked only in such areas or spaces as are authorized by Landlord and Landlord may remove any vehicle located and/or parked in areas not designated for parking or parked in an improper area. Tenant shall require its employees, invitees and licensees to comply with parking area designations for the handicapped.

     h. Speed and Traffic Controls. Tenant and its employees, invitees and licensees shall observe all speed and traffic controls established by Landlord from time to time.

     i. Violations of Regulations. Any vehicle violating any parking regulations may be impounded and/or removed from the parking facilities at the option of the Landlord and at the expense of the vehicle owner.

     j. Parking Decal or Permit. Should parking decals or permits be used, no vehicle shall be permitted to park in any portion of the parking areas unless a currently validated parking decal is affixed to the vehicle in the manner prescribed by the Landlord or unless the vehicle driver is in possession of a temporary parking permit. Parking decals shall be issued only to Tenants and employees of Tenants and shall be valid only while Tenant is not in default under the Lease. Decals shall be validated only by Landlord or its agent.

     k. Employee List. On a request by Landlord, Tenant shall furnish Landlord with information related to parking control, including without limitation, the names of its employees, licensees or invitees who are authorized by Tenant to have parking privileges, license numbers and vehicle descriptions of such persons, and such other information as Landlord may request.

     l. Loss of Parking Privileges. Landlord may, at its option, terminate or restrict parking privileges for Tenant and its employees, licensees or invitees based upon a breach by such persons of the rules and regulations applicable to parking, and such termination or restriction shall not constitute an actual or constructive eviction nor entitle Tenant to any abatement or diminution in Basic Rent or Additional Charges.

28. Tenant shall not be permitted to use plastic mats under the desk chairs unless approved by Landlord. If the Tenant uses plastic mats, then any damage caused by the mats or by trapped moisture shall be the sole responsibility of the Tenant to repair or clean up and return the area to its original condition less normal wear and tear.

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29. Landlord reserves the right to modify, amend or rescind any of these Rules and Regulations of the Building, and lo make such other and further rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the Premises, the preservation of good order therein and the protection and comfort of the tenants in the Building and their agents, employees and invitees, which rules and regulations when modified, amended or made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

Dated this 18th day of November, 2007

LANDLORD:	Kobra Properties, a general partnership
under the laws of California

TENANT:	Unify Corporation
a Delaware Corporation

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EXHIBIT “H”

DECLARATION OF LEASE COMMENCEMENT

     This is to confirm that the Commencement Date, as defined in Section ___ of that certain ____________________ Lease, dated ___________ , 20__, between KOBRA PROPERTIES, a California general partnership (“Landlord”), and UNIFY CORPORATION, a __________________ (“Tenant”), for the Premises located at 1420 Rocky Ridge Drive, Suite, Roseville, CA 95661, within the project commonly known as Kobra Corporate Center, and consisting of approximately __________________ square feet, is __________________, 20__, and the Expiration Date is __________________, 20__.

     Tenant acknowledges and agrees that the Premises have been constructed in accordance with the approved plans and specifications, and there are no deficiencies in construction as of the Commencement Date.

LANDLORD:	TENANT:

KOBRA PROPERTIES, a California general partnership	UNIFY CORPORATION a Delaware corporation

By:	By:
Abe Alizadeh, General Partner
Name:

Date:	Title:

Date:

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FIRST AMENDMENT TO
OFFICE BUILDING LEASE

     This First Amendment to Office Building Lease (“First Amendment”) dated for reference purposes as November 21, 2007, is entered into by and between Kobra Properties, a California general partnership (“Landlord”) and Unify Corporation, a Delaware corporation (“Tenant”). In the event of any inconsistencies between the Lease (as defined below) and this First Amendment, this First Amendment shall govern and control.

RECITALS

     A. Landlord and Tenant have entered into that certain Office Building Lease (“Lease”) dated November 1, 2007 for the property located at 1420 Rocky Ridge Drive, Suite TBD, Roseville, CA 95661 (“Premises”).

     B. Landlord and Tenant now desire to amend the Lease in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants contained herein, the parties hereto agree as follows:

OPERATIVE PROVISIONS

     1. Definitions. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same meaning as defined in the Lease.

     2. Effective Date. This First Amendment shall be effective as of the date upon which the last party hereto executes this First Amendment.

     3. Section 2.a; Base Rent. Section 2.a of the Lease is deleted in its entirety and replaced with the following language:

a. Base Rent (initial): $508,608.00 per year.

     4. Section 2.j; Monthly Installments of Base Rent (Initial). Section 2.j of the Lease is deleted in its entirety and replaced with the following language:

“j. Monthly Installments of Base Rent (initial): $42,384.00 per month, subject to annual increases as set forth above.”

     5. Section 2.l; Premises. Section 2.1 of the Lease is deleted in its entirety and replaced with the following language:

“l. Premises: That portion of the Building containing approximately seventeen thousand six hundred sixty (17,660) rentable square feet based upon a load factor of fourteen and one-half percent (14.5%) shown on Exhibit “A”, attached hereto and incorporated herein, located on the third floor of the Building, with a suite number to be assigned by the City of Roseville.”

     6. Section 2.s; Tenant’s Proportionate Share. Section 2.s of the Lease is deleted in its entirety and replaced with the following language:

“s. Tenant’s Proportionate Share: 18.59%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one (2) buildings containing a total Rentable Area of approximately 95,000 square feet.”

     7. Section 39. Tenant Improvements. The first sentence of Section 39 is deleted in its entirety and replaced with the following language:

“Exhibit “A”, Space Plan, has been approved by all parties. Tenant will pay a total of $9,150.00 for the following items:

               1. Cabinets under coffee counter in lobby - $2,000.00.

               2. Water stub in lobby - $450.00.

               3. Lower cabinets in conference room - $3,200.00.

               4. Upgraded carpet in lobby - $3,500.00. ”

     8. Exhibit “A”. The original Exhibit “A” shall be replaced by the attached Exhibit “A”.

     9. Ratification. Except as modified by this First Amendment, the Lease is ratified, affirmed, remains in full force and effect, and is incorporated herein by this reference.

     10. Authority. The undersigned hereby represent and warrant, each to the other, that (i) they have the legal right, power and authority to enter into this First Amendment on behalf of the party for whom they are a signatory, and (ii) the execution, delivery and performance of this First Amendment has been duly authorized, and (iii) no other action is requisite to the valid and binding execution, delivery and performance of the Lease as modified by this First Amendment.

     11. Counterparts. This First Amendment may be executed in multiple counterparts, each of which counterpart shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates written below.

LANDLORD: KOBRA PROPERTIES, a California general partnership	TENANT: UNIFY CORPORATION, a Delaware corporation

EXHIBIT A

FLOOR PLAN

OFFICE
CONF.
TECH. SERVICES
(7 STATIONS)
ADMIN
TECH SUPPORT
(12 STATIONS)
3 EXTRA CUBICALS
Q&A
(9 STATIONS)
R&D
(12 STATIONS)
WALL TALKER
BREAK
STOR.
TEN
542 SF
COMPUTER
(DEDICATED HVAC)
SCIF WALLS
MAIL/ SHIPPING
COPIER
SALES/MKTG
(9 STATIONS)
ACCTS
(10 STATIONS)
(30 SLOTS) MAIL CENTER
RECP
LOBBY
PROJECTION SCREEN
TRAINING-2
TRAINING-1
CONF.
CARPET ACCENT PATTERNS
COFFEE COUNTER

GENERAL NOTES:

1) STANDARD CARPET AND T-BAR CEIL'G, TYP. VCT AT BREAKROOM AND COMPUTER RM.
2) ROOM SIZES ARE APPROXIMATE & ROUNDED TO THE NEAREST FOOT, TYP.
3) FURNITURE & EQUIPMENT SHOWN DASHED ARE BY TENANT (BT), UON.

UNIFY

1420 ROCKY RIDGE
3RD FLOOR - OPT.7-FINAL
15,424 USF 11/29/07
17,660 RSF